ARTICLES OF INCORPORATION
                                       OF

                        BIO-AMERICAN CAPITAL CORPORATION

                                   ARTICLE ONE

         The name of the corporation is BIO-AMERICAN CAPITAL CORPORATION.

                                   ARTICLE TWO

The Resident Agent for this corporation is Marilyn K. Radloff, 115 Taurus Circle, Reno, Nevada 89511.
                                  ARTICLE THREE

The purpose or purposes for which this corporation is organized are:

To engage, without qualification, in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

                                  ARTICLE FOUR

The amount of the total authorized capital stock the corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of common stock, each having a par value of $0.001.

Each share of common stock issued and outstanding, shall he entitled to one vote on all matters. Dividends shall be declared and paid only out of funds legally available therefor. Shares of such stock may he issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                  ARTICLE FIVE

The governing board of this corporation shall he known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may he less than three (3), but not less than the number of stockholders.

The names and post office addresses of the first Board of Directors, which shall be three (3) in number are as follows:

            NAME                                       ADDRESS

1.            Frank J. Greene                112  W.  Hollywood
                                             San  Antonio, Texas      78212

2.            C. M. Dyal                     434  Adrian Drive
                                             San  Antonio, Texas      78213

3.            James D. McNeese               9151 Sherri Ann Drive
                                             San Antonio, Texas       78233

The Board of Directors shall be limited in number to no fewer than three (3) nor more than nine (9).

Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation's stock

                                   ARTICLE SIX

The capital stock of the corporation, after the amount. of the subscription price has been paid in money, property. or services, as the directors shall determine, shall not be subject. to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                  ARTICLE SEVEN

The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

            NAME                         ADDRESS

1.            Frank J. Greene                 112 W. Hollywood
                                              San Antonio, Texas       78212

2.            C. M. Dyal                      434 Adrian Drive
                                              San Antonio, Texas       78213

3.            James D. McNeese                5151 Sherri Ann Drive
                                              San Antonio, Texas       78233

                                  ARTICLE EIGHT

The corporation is to have perpetual existence.

                                  ARTICLE NINE

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid In, to authorize and to cause to he executed mortgages and liens upon the real and personal property of this corporation.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to he affixed to all papers which may require it. Such committee or committees shall have such name or names as may he stated in the bylaws of the corporation or as may he determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of stock-holders holding stock entitling them to exercise at least a majority of the voting power given at a stockholder's meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, Including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deem expedient and for the best interests of the corporation.

                                   ARTICLE TEN

Meetings of the stockholders may be held at such place within or without the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

                                 ARTICLE ELEVEN

This corporation reserves the right to amend, alter, change, or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE TWELVE

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

WE, THE UNDERSIGNED, being each of the incorporators, herein-before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this ____ day of
----------
1992.


                                                 --------------------
                                                     FRANK GREENE


                                                 --------------------
                                                     M. DYAL

                                                 --------------------
                                                     JAMES D. McNEESE

STATE OF TEXAS           )
                         )      ss.
COUNTY OF BEXAR          )

On this the 20th day of April 1992, before me, the undersigned Notary Public, personally appeared FRANK J. GREENE, C. M. DYAL, and JAMES D. McNEESE, personally known to me, or proved to me on the basis of satisfactory evidence, to be the persons whose names are subscribed to the within instrument, and they acknowledged that they executed it.

WITNESS my hand and official seal.


                                                ----------------------
                                                NOTARY PUBLIC